Exhibit 99.1

Frequently Asked Questions

1.	What were the key drivers of Allergan’s financial results in the second quarter of 2019?

(unaudited; $ in millions)	Q2’19	Q2’18	Q2’19 v Q2’18
Total Net Revenues	$4,090.1	$4,124.2	(0.8)%
Gross Margin	84.1%	88.3%	(4.3)%
Operating Margin	(30.9)%	(11.3)%	(19.6)%
Non-GAAP Net Revenues	$4,090.1	$4,099.2	(0.2)%
Non-GAAP Gross Margin	84.7%	85.4%	(0.7)%
Non-GAAP Operating Margin	45.2%	48.2%	(2.9)%

•	In the second quarter 2019, on an ex-FX basis:

•	GAAP Net revenues grew 0.6% and non-GAAP Net revenues grew 1.2% to $4,090M.

•	GAAP Core business* grew 3.6% and non-GAAP Core business grew 4.4% to $3,650M.

•	Core business accounted for 89.2% of revenue.

•	Key drivers of growth in the quarter were:

Product	Revenues ($M)	Growth ex-FX (%) vs. Q2’18
Botox® Cosmetic	$428	8.4%
Botox® Therapeutic	$546	5.0%
Juvéderm® Collection	$329	15.1%
Vraylar®	$196	71.7%
Lo Loestrin®	$146	13.8%
Ozurdex®	$111	22.4%
Viibryd®/Fetzima®	$111	25.3%

•	Non-GAAP gross margin declined 70bps to 84.7%, vs. 2Q18, driven by the textured implant voluntary recall. Product mix contributed favorably to gross margin year over year approximately 50bps.

•

Non-GAAP operating margin of 45.2% due to higher operating expenses, including higher R&D and SG&A spending to support key products and new product launches and advancement of late stage new drug candidates in our pipeline.

*	Core Business = Promoted Brands & Brands with Ongoing Exclusivity + Other Product Revenues & Other Revenues (See Table 1).

Please refer to the GAAP to non-GAAP reconciliation tables which can be found in our second quarter 2019 earnings press release which was filed with the SEC on August 6, 2019 and can be accessed on https://www.allergan.com/News/News/Thomson-Reuters/Allergan-Reports-Second-Quarter-2019-Financial-Res.

2.	What are the key pipeline catalysts for the company over the next 12-18 months?

•	Expect four significant launches over the next twelve months

Product	Indication	Expected Launch Timing

CoolToneTM	Muscle toning system (as part of CoolSculpting® family)	2H’19; received FDA clearance on June 24, 2019

Ubrogepant	Acute treatment of migraine	1H’20; FDA Action Date in December, 2019

Bimatoprost SR	Dropless therapy for glaucoma	1H’20

Abicipar	Wet age-related macular degeneration	mid-2020 (U.S.)

3.	What were some of the highlights from the key promoted brands in Q2’19, both in the medical aesthetics business and in the therapeutics business? And what were some of the headwinds in Q2’19?

•	We had a strong Q2’19 for several of our major brands (all growth rates are ex-FX vs. Q2’18):

•

Botox® was $974M and grew 6.5%. Global Botox® cosmetic was $428M and grew 8.4%. In the U.S., market trends and market share continued to be strong. U.S. sales were up 6.7% in the quarter following a strong Q1 growth rate of 16.7%, resulting in an 11.2% growth rate in the first half. Global Botox® therapeutic was $546M and grew 5.0% with growth seen across multiple indications. International Botox® therapeutic increased 1.2%, partially impacted by timing of shipments.

Please refer to the GAAP to non-GAAP reconciliation tables which can be found in our second quarter 2019 earnings press release which was filed with the SEC on August 6, 2019 and can be accessed on https://www.allergan.com/News/News/Thomson-Reuters/Allergan-Reports-Second-Quarter-2019-Financial-Res.

•	Juvéderm® collection was $329M and grew 15.1%, driven by strong, broad-based volume growth.

•

Vraylar® was $196M and grew 71.7%, driven by strong demand. Vraylar® was approved for bipolar depression on May 24, 2019 and the launch is underway. Initial feedback has been positive and awareness levels are high.

•	Viibryd®/Fetzima® was $111M and grew 25.3%. Viibryd® performance has been bolstered by the impact of higher sales force promotion related to Vraylar®.

•	Ozurdex® grew 22.4% to $111M with supply normalization achieved in the quarter.

•	Linzess® grew 1.4% to $201M with strong double-digit demand growth, offset by pricing headwinds to maintain strong access.

•	Zenpep® revenues of $70M were up 26.1% for the quarter driven by volume growth and mix shift to the 40,000 USP (United States Pharmacopeia) unit strength.

•	Some of our products faced headwinds in Q2’19. These included:

•	CoolSculpting®, which declined 19.5% to $111M (see Question 4).

•	Breast implants declined 67.7% to $36M due to the global textured implant voluntary recall announced on July 24, 2019.

•

Our international segment revenues declined 4.3%. Strong facial aesthetics sales were offset primarily by the textured breast implant voluntary recall (which decreased revenues by $41M) and the timing of shipments year-over-year in certain markets.

4.	What factors contributed to CoolSculpting® performance during the quarter?

•	U.S. CoolSculpting® system placements totaled 168 in the 2nd quarter versus 336 in the same quarter prior year. For the first half of 2019, we sold over 320 systems.

•	In the U.S., approximately 85,000 patients were treated, and 392,000 cycles were sold in the second quarter (down 16% versus prior year).

•

The newest addition to Allergan’s body contouring portfolio, CoolToneTM for muscle toning, was cleared by the FDA on June 24 and will launch in 2H 2019. Pre-orders for CoolToneTM are strong with over 300 within the first week.

5.	What was the impact on Q2’19 results from the textured breast implant and tissue expander ?

•

For Q2’19 results, the impact from the textured implant voluntary recall was approximately $43.5M in net revenues and ~$0.25 in net income per share, as a result of returns and the cost of inventories and other charges related to the voluntary recall.

Please refer to the GAAP to non-GAAP reconciliation tables which can be found in our second quarter 2019 earnings press release which was filed with the SEC on August 6, 2019 and can be accessed on https://www.allergan.com/News/News/Thomson-Reuters/Allergan-Reports-Second-Quarter-2019-Financial-Res.

6.	What is the litigation risk associated with the textured breast implant and tissue expander voluntary recall?

•

Breast Implant Associated-Anaplastic Large Cell Lymphoma (BIA-ALCL) is a lymphoma with a low incidence rate that occurs more often in patients with a history of a textured breast implants. When identified early based on recognizable signs and symptoms in routine examination and follow up which is advised as standard of care for all patients with breast implants, it is highly curable.

•

Current recommendations for the treatment of BIA-ALCL call for total capsulectomy, removal of the breast implant, as well as excision of any associated lumps or masses. BIA-ALCL is a highly curable condition. A majority of those early stage patients who receive a total capsulectomy require no additional treatment.

•

The textured breast implant and expander voluntary recall may provide a basis for injured individuals who received a textured implant or expander to pursue litigation. To date, the company has not seen a significant increase in filings. While litigation predictions can be fraught with uncertainty, management believes that the low incidence rate and highly curable nature of BIA-ALCL mitigate against significant increases in litigation.

7.

Please provide color for the 2019 guidance revision. When do you expect the entry of a generic Restasis®? Why is FY2019 non-GAAP Performance Net Income per Share guidance unchanged despite having Restasis® for longer than your previous guidance of mid-May?

•	We now expect Restasis® exclusivity through August 31, 2019.

•	Our revenue guidance was increased to reflect continued strong business performance and longer Restasis® exclusivity partially offset by the textured implant voluntary recall.

•

For non-GAAP Performance Net Income per Share, we plan to reinvest the vast majority of Restasis® excess profits to help drive near- and intermediate-term top-line growth, including increasing spending behind key growth drivers in Medical Aesthetics, Vraylar®, and new product launch readiness.

•

In this guidance revision, the strength of the underlying business combined with additional Restasis® exclusivity enables full offset of the entire 2019 P&L impact of the textured implant voluntary recall. (~$85M in revenues and ~$0.34 in FY’19 non-GAAP Performance Net Income per Share)

8.	Can you discuss the driver for goodwill impairment within the U.S. General Medicines reporting unit this quarter?

•

As previously disclosed, within the General Medicines Reporting Unit (“Gen Med”), net asset value equaled fair value as of March 31, 2019. Consequently, Gen Med remains sensitive to changes in valuation assumptions. In 2Q’19, primarily due to delays in clinical studies as well as a reduction in the expected value of certain R&D projects, we recorded a ~$1.09 billion impairment to Gen Med.

Please refer to the GAAP to non-GAAP reconciliation tables which can be found in our second quarter 2019 earnings press release which was filed with the SEC on August 6, 2019 and can be accessed on https://www.allergan.com/News/News/Thomson-Reuters/Allergan-Reports-Second-Quarter-2019-Financial-Res.

9.

Please provide color on the status of the proposed transaction with AbbVie? Can you provide us with an update on your discussions with regulators in key geographies? And do you expect to divest any assets to satisfy regulatory concerns?

•

In connection with the proposed acquisition, which remains subject to continued review by the FTC and other applicable ex-U.S. antitrust authorities, we have retained J.P. Morgan to assist us in connection with the planned divestiture of brazikumab and ZENPEP®. We and AbbVie have notified the Federal Trade Commission of our intention to divest these products in connection with the proposed transaction, irrespective of whether such divestitures are required by the regulators.

10.

You had operating cash flow of $1.4B. Can you walk us through your capital allocation plans from now through the closing of the anticipated acquisition by AbbVie? Do you require approval from AbbVie to execute on capital allocation initiatives?

•	We had strong cash flow this quarter and continue to expect $5.0-$5.5B of operating cash flow for the year.

•	On capital allocation, our revised guidance contemplates no share buybacks or debt retirement for the remainder of 2019.

•	We plan to make quarterly dividend payments consistent with past practice.

•

Business development activities will continue consistent with past practice; however, these activities are now subject to transaction-related interim operating covenants which may require consent from AbbVie to execute on deals.

Please refer to the GAAP to non-GAAP reconciliation tables which can be found in our second quarter 2019 earnings press release which was filed with the SEC on August 6, 2019 and can be accessed on https://www.allergan.com/News/News/Thomson-Reuters/Allergan-Reports-Second-Quarter-2019-Financial-Res.

Forward-Looking Statement

Statements contained in this communication that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan’s current perspective on existing trends and information as of the date of this communication. Actual results may differ materially from Allergan’s current expectations depending upon a number of factors affecting Allergan’s business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan’s products; the impact of uncertainty around timing of generic entry related to key products, including RESTASIS®, on our financial results; risks associated with divestitures, acquisitions, mergers and joint ventures; risks related to impairments; uncertainty associated with financial projections, projected debt reduction, projected cost reductions, projected synergies, restructurings, increased costs, and adverse tax consequences; difficulties or delays in manufacturing; risks related to the proposed transaction between AbbVie and Allergan, such as, but not limited to, failure to complete the possible transaction, failure to realize the expected benefits of the possible transaction, and general economic and business conditions affecting the combined company following the consummation of the possible transaction; and other risks and uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2018 and Allergan’s Quarterly Report on Form 10-Q for the period ended March 31, 2019. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

Statements Required by the Irish Takeover Rules

To the extent that the earnings guidance contained, referred to or summarized in this document constitutes a profit forecast for the purposes of Rule 28 of the Irish Takeover Panel Act, 1997, Takeover Rules, 2013, such guidance will (unless the Irish Takeover Panel consents otherwise) be reported on in accordance with that rule in the proxy statement. Except as described in the previous sentence, no statement in this document is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Allergan. No statement in this document constitutes an asset valuation.

The directors of Allergan accept responsibility for the information contained in this document. To the best of the knowledge and belief of the directors of Allergan (who have taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

Any holder of 1% or more of any class of relevant securities of Allergan may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013.

Please refer to the GAAP to non-GAAP reconciliation tables which can be found in our second quarter 2019 earnings press release which was filed with the SEC on August 6, 2019 and can be accessed on https://www.allergan.com/News/News/Thomson-Reuters/Allergan-Reports-Second-Quarter-2019-Financial-Res.

ALLERGAN PLC

NON GAAP NET REVENUES TOP GLOBAL PRODUCTS

(Unaudited; in millions)

	Three Months Ended June 30, 2019					Three Months Ended June 30, 2018						Movement
	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	US Specialized Therapeutics	US General Medicine	International	Corporate		Total	Global Change	Global Change Percentage
Botox®	$699.4	—	$274.6		974.0	$658.5	$—	$276.0	$		934.5	$39.5	4.2%
Juvederm® Collection	156.6	—	172.7		329.3	139.8	—	156.1			295.9	33.4	11.3%
Linzess® /Constella®	—	196.0	4.8		200.8	—	191.8	6.4			198.2	2.6	1.3%
Lumigan® /Ganfort®	62.1	—	90.4		152.5	73.0	—	100.5			173.5	(21.0)	-12.1%
Bystolic® /Byvalson®	—	150.5	0.5		151.0	—	148.1	0.6			148.7	2.3	1.5%
Alphagan® /Combigan®	91.6	—	40.9		132.5	98.1	—	44.6			142.7	(10.2)	-7.1%
Eye Drops	57.8	—	57.3		115.1	53.8	—	72.4			126.2	(11.1)	-8.8%
Lo Loestrin®	—	145.5	—		145.5	—	127.8	—			127.8	17.7	13.8%
Breast Implants	67.6	—	(31.4)		36.2	75.9	—	39.9			115.8	(79.6)	-68.7%
Viibryd® /Fetzima®	—	107.8	2.7		110.5	—	86.7	1.6			88.3	22.2	25.1%
Alloderm®	101.2	—	2.2		103.4	107.1	—	2.3			109.4	(6.0)	-5.5%
Vraylar®	—	196.1	—		196.1	—	114.2	—			114.2	81.9	71.7%
Coolsculpting® Consumables	60.7	—	20.3		81.0	71.9	—	18.5			90.4	(9.4)	-10.4%
Ozurdex ®	29.9	—	81.0		110.9	27.6	—	67.9			95.5	15.4	16.1%
Carafate ® /Sulcrate ®	—	56.2	0.7		56.9	—	54.3	0.7			55.0	1.9	3.5%
Zenpep®	—	70.0	—		70.0	—	55.5	—			55.5	14.5	26.1%
Coolsculpting® Systems & Add On Applicators	18.2	—	11.6		29.8	36.4	—	12.4			48.8	(19.0)	-38.9%
Viberzi®	—	50.8	0.3		51.1	—	44.9	0.3			45.2	5.9	13.1%
Namzaric®	—	22.6	—		22.6	—	31.8	—			31.8	(9.2)	-28.9%
Teflaro®	—	37.0	—		37.0	—	32.4	0.6			33.0	4.0	12.1%
Dalvance®	—	20.3	2.2		22.5	—	17.7	1.3			19.0	3.5	18.4%
Avycaz®	—	26.7	—		26.7	—	23.5	—			23.5	3.2	13.6%
Kybella® /Belkyra®	8.5	—	0.6		9.1	11.2	—	2.3			13.5	(4.4)	-32.6%
Other Regenerative Medicine	27.7	—	1.4		29.1	30.5	—	2.4			32.9	(3.8)	-11.6%
Other Promoted Products	8.7	—	5.7		14.4	7.0	—	5.8			12.8	1.6	12.5%

Total Promoted Brands & Brands with Ongoing Exclusivity	1,390.0	1,079.5	738.5		3,208.0	1,390.8	928.7	812.6			3,132.1	75.9	2.4%

Restasis®	310.9	—	11.9		322.8	318.2	—	16.0			334.2	(11.4)	-3.4%
Asacol® /Delzicol®	—	31.6	9.7		41.3	—	32.6	12.4			45.0	(3.7)	-8.2%
Rapaflo®	4.5	—	1.4		5.9	19.7	—	1.6			21.3	(15.4)	-72.3%
Canasa® /Salofalk®	—	8.0	4.1		12.1	—	45.0	4.5			49.5	(37.4)	-75.6%
Saphris®	—	32.6	—		32.6	—	33.8	—			33.8	(1.2)	-3.6%
Other LOE/ Risk	—	16.3	—		16.3	—	17.3	—			17.3	(1.0)	-5.8%
Total LOE/Risk	315.4	88.5	27.1		431.0	337.9	128.7	34.5			501.1	(70.1)	- 14.0%
Aczone®	1.8	—	—		1.8	21.1	—	0.1			21.2	(19.4)	-91.5%
Other Divested	7.3	—	0.1		7.4	18.2	5	0.2			23.4	(16.0)	-68.4%
Total Divested	9.1	—	0.1		9.2	39.3	5.0	0.3			44.6	(35.4)	-79.4%

Total Brands facing LOE Risk/Divested	324.5	88.5	27.2		440.2	377.2	133.7	34.8			545.7	(105.5)	-19.3%

Skincare	42.6	—	3.7		46.3	34.3	—	4.1			38.4	7.9	20.6%
Liletta®	—	21.9	—		21.9	—	15.5	—			15.5	6.4	41.3%
Armour Thyroid	—	56.7	—		56.7	—	49.2	—			49.2	7.5	15.2%
Savella®	—	22.3	—		22.3	—	19.1	—			19.1	3.2	16.8%
Other Products Revenues & Other	28.0	186.8	78.3	1.6	294.7	24.4	173.8	97.4		3.6	299.2	(4.5)	-1.5%

Total Other Revenues	70.6	287.7	82.0	1.6	441.9	58.7	257.6	101.5		3.6	421.4	20.5	4.9%

Total Net Revenues	1,785.1	1,455.7	$847.7$	1.6	4,090.1	$1,826.7	$1,320.0	$948.9$		3.6	4,099.2	$(9.1)	-0.2%

Note: Core business is defined as Promoted Brands & Brands with Ongoing Exclusivity + Other Product Revenues & Other

Please refer to the GAAP to non-GAAP reconciliation tables which can be found in our second quarter 2019 earnings press release which was filed with the SEC on August 6, 2019 and can be accessed on https://www.allergan.com/News/News/Thomson-Reuters/Allergan-Reports-Second-Quarter-2019-Financial-Res.